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                                                                Exhibit 10(s)


             AMENDED INVESTMENT ADVISORY AND SERVICES AGREEMENT

                               BY AND BETWEEN

                       AMERIPRISE CERTIFICATE COMPANY

                                     AND

                         AMERIPRISE FINANCIAL, INC.

 This Agreement made as of August 16, 2005, between Ameriprise Certificate Company (formerly American Express Certificate Company), a Delaware corporation, hereinafter called "Company", and Ameriprise Financial, Inc. (formerly American Express Financial Corporation), a Delaware corporation, hereinafter called "AMP".

 PART ONE:                 INVESTMENT ADVICE AND OTHER SERVICES

         (1) AMP agrees during the period of this Agreement, subject to the terms and conditions herein set forth,

                      (a) to provide to the Company at its request investment advice, statistical data and recommendations with respect to the Company's investments in securities;

                      (b) to recommend and approve securities for purchase and sale by the Company;

                      (c)      to keep the Company advised on
                               recommendations respecting the retention or sale of securities owned by the Company, provided that AMP will purchase and sell short-term investments such as treasury bills and commercial paper on behalf of Company in accordance with authority delegated by Company;

                      (d) to provide to the Company all administrative, accounting, clerical, statistical and corporate services;

                      (e) to provide all customer, collection and other services of whatever nature required in connection with the administration of the affairs of Company;

                      (f) to provide or pay for all office equipment, furniture, and office space as Company may require, and

                      (g) to pay all other expenses incurred by or on behalf of Company except as provided in Part Three hereof and provided that the foregoing shall not cover advice, services or management contracted for by Company in other agreements dealing with real estate mortgages, real estate, and home improvement loans or dealing with transfer agency services

                      AMP agrees to maintain an adequate organization of competent persons to provide the services and to perform the functions herein mentioned, such services and functions being subject always to the direction and control of the Board of Directors, the Executive Committee, and the authorized officers of Company.

         (2) AMP agrees that the investment planning, investment advice and management it provides to the Company will be in accordance with general investment policies of Company as set forth from time to time by Company in its prospectuses and registration statements filed with the United States Securities and Exchange Commission.

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 PART TWO:                 COMPENSATION TO INVESTMENT ADVISER

         (1) Company agrees to pay to AMP and AMP agrees to accept from Company in full payment for:

                      (a) all investment advice, management, material and other services provided,

                      (b)      the use of all facilities and equipment, and

                      (c) all expenses paid or reimbursed by AMP as herein provided, a fee for each calendar month of each year equal to the total of 1/12th of each of the respective percentages set forth below of the net assets of Company, to be computed for each such month on the basis of book value of assets as of the close of business on the last full business day of the preceding month:

 On the first $250 million of total book value of assets of Company......  .75%

 On the next $250 million of total book value of assets of Company.......  .65%

 On the next $250 million of total book value of assets of Company.......  .55%

 On the next $250 million of total book value of assets of Company.......  .50%

 On the total book value of assets of Company in excess of $1 billion.... .107%

                               provided that in computing total book value of assets of Company, there shall be excluded therefrom, the book value of real estate mortgages, real estate, property improvement loans, and any other assets on which Company pays or with respect to which is paid an advisory, service, or management fee other than as herein provided.

                               Loans originated by banks or investment banks shall be excluded from the computation of total book value of assets for purposes of the previous calculation and, instead, the fee for managing and servicing those loans shall be 0.35%. The fee shall be payable monthly and shall equal 1/12th of 0.35%, computed for each month on the basis of book value of the loans as of the close of business on the last full business day of the preceding month.

         (2) The fee provided for hereunder shall be paid in cash by Company to AMP within five (5) business days after the last day of each month.


 PART THREE:               ALLOCATION OF EXPENSES

         (1) AMP agrees to pay, cause to be paid or reimburse Company for all its expenses during the period of this contract except:

                      (a) Fees payable to AMP for the latter's services under this Agreement.

                      (b) Fees, costs, expenses and allowances payable to any person, firm or corporation for services under any agreement entered into by Company covering the offering for sale, sale and distribution of face-amount certificates issued by Company.

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                      (c)      Fees, costs, expenses and allowances payable
                               or incurred by Company in connection with the acquisition, management, servicing or disposition of real estate mortgages, real estate, or property improvement loans.

                      (d)      Taxes of any kind payable by Company.

                      (e) Depositary and custodian fees incurred by Company.

                      (f) Brokerage commissions and charges in the purchase and sale of Company assets.

                      (g) Fees and expenses for services not covered by other agreements and provided to Company at its request, or by requirement, by attorneys, auditors, examiners, and professional consultants who are not officers or employees of AMP.

                      (h) Fees and expenses of directors of Company who are not officers or employees of AMP.

                      (i)      Provisions for certificate reserves.

                      (j) Expenses of customer settlements not attributable to sales function.

                      (k)      Transfer agency fees and expenses.

 PART FOUR:                MISCELLANEOUS

         (1) AMP shall be deemed to be an independent contractor and, except as expressly provided or authorized in the contract shall have no authority to act for or represent Company.

         (2) Company recognizes that AMP now renders and may continue to render investment advice and other services to other investment companies which may or may not have investment policies and investments similar to those of Company and that AMP manages its own investments and those of other subsidiaries. AMP shall be free to render such investment advice and other services and Company hereby consents thereto.

         (3) Neither this contract nor any transaction made pursuant thereto shall be invalidated or in anywise affected by the fact that directors, officers and agents of Company are or may be interested in AMP or any successor assignee thereof as directors, officers, stockholders or otherwise; that directors, officers, stockholders or agents of AMP are or may be interested in Company as directors, officers, or otherwise; or that AMP is interested in Company as stockholder or otherwise.

         (4) Any notice under this contract shall be given in writing, addressed and delivered, or mailed postpaid to the party to this Agreement entitled to receive such at 200 Ameriprise Financial Center, Minneapolis, Minnesota, or to such other address as either party may designate in writing mailed to the other.

         (5) AMP agrees that, except as herein otherwise expressly provided or as may be permitted consistent with the use of a broker dealer affiliate of AMP under applicable provisions of the federal securities laws, neither it nor any of its officers, directors or employees shall at any time during the period of this agreement make, accept, or receive directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of securities (except securities issued by the Company) or other assets by or for the Company.

         (6) Subject to the approval of a majority of the members of the Company's Board of Directors, including a majority of the Directors who are not "interested persons,"


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                      as defined in the Investment Company Act of 1940
                      ("1940 Act"), AMP may, through a subadvisory agreement or other arrangement, delegate to any other company that AMP controls, is controlled by, or is under common control with, or to specified employees of any such companies, or to more than one such company, to the extent permitted by applicable law, certain of AMP's duties enumerated in Part One hereof; provided that AMP shall continue to supervise the services provided by such company or employees and any such delegation shall not relieve AMP of any of its obligations under this Agreement.


 PART FIVE:                         RENEWAL AND TERMINATION

         (1) This Agreement shall continue in effect through December 31, 2005 and shall continue from year to year thereafter unless and until terminated by either party as hereinafter provided, except that such continuance after December 31, 2005 shall be specifically approved at least annually (1) by the Board of Directors of Company or by a vote of the majority of the outstanding voting securities of Company and (2) by the vote of a majority of the Directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term "interested person" shall have the same meaning as set forth in the 1940 Act, as amended.

         (2) This Agreement may be terminated by either Company or AMP at any time by giving the other party at least sixty days' previous written notice of such intention to terminate; provided that any such termination shall be made without the payment of any penalty, and provided further that such termination may be effected either by the Board of Directors of Company or by a vote of the majority of the outstanding voting securities of Company.

         (3) This Agreement shall terminate in the event of its assignment, the term "assignment" for this purpose having the same meaning as set forth in the 1940 Act.


IN WITNESS WHEREOF, the parties hereto have executed the foregoing agreement as of the day and year first above written.



Ameriprise Certificate Company               Ameriprise Financial, Inc.





    /s/ Paula R. Meyer                       /s/ Michelle M. Keeley
----------------------------------           ----------------------------------
Name:  Paula R. Meyer                         Name:  Michelle M. Keeley
Title: President                              Title: Sr. Vice President, Fixed
                                                     Income Investments




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